Exhibit 10.3

AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT

This Amendment to that certain Registration Rights Agreement dated October 25, 2012 (the “Registration Rights Agreement”) is made and entered into this 18th day of December, 2012 between ARCA biopharma, Inc., a Delaware corporation (the “Company”), and the other parties identified on the signature page hereto (the “Buyers”).

WITNESSETH

WHEREAS, in connection with the purchase of common stock in the Company by the Buyers, the parties entered into the Registration Rights Agreement, pursuant to which the Company agreed to prepare and file a Registration Statement with the SEC not later than the Filing Deadline, and to have the Registration Statement declared effective by the SEC not later than the Effectiveness Deadline, as those terms are defined in the Registration Rights Agreement;

WHEREAS, the parties agree that it is in their mutual interest to extend the Filing Deadline for an additional 60 days and the Effectiveness Deadline for an additional 90 days;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

I. AMENDMENT

The Filing Deadline with respect to the filing of the Initial Registration Statement, as defined in Section 1(e) of the Registration Rights Agreement, shall be extended by an additional 60 calendar days, or 120 calendar days after the Closing Date. The Effectiveness Deadline with respect to the Initial Registration Statement, as defined in Section 1(d) of the Registration Rights Agreement, shall be extended for an additional 90 calendar days, such that it shall be the earlier of the (A) 180th calendar day after the Closing Date and (B) 4th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

II. MISCELLANEOUS

2.1 Except as expressly amended pursuant to this Amendment, all other provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

2.2 This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

2.3 Any capitalized terms not defined herein shall have the meanings as set forth in the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories.

ARCA BIOPHARMA, INC.

By:	/s/ Patrick M. Wheeler
Patrick M. Wheeler, Chief Financial Officer

BUYERS:

Atlas Venture Fund VII, L.P.

By:	Atlas Venture
Its:	General Partner

/s/ Kristen Laguerre
By:	Kristen Laguerre
Its:	Vice President

Investocor Trust

/s/ Michael R. Bristow
By:	Michael R. Bristow
Its:	Trustee

Lansing Brown Investments, LLC

/s/ John L. Zabriskie
By:	John L. Zabriskie
Its:	President

Christopher D. Ozeroff

/s/ Christopher D. Ozeroff
By:	Christopher D. Ozeroff